                                                                Exhibit 10.3

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                       ONE HEALTH PLAN OF FLORIDA, INC.

             COMPLETE WELLNESS INDEPENDENT PHYSICIAN ASSOCIATION OF
                                   FLORIDA,INC

                 HMO MEDICAL GROUP FEE FOR SERVICE AGREEMENT




















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
                              TABLE OF CONTENTS



1.  DEFINITIONS...............................................................1


2.  TERM AND TERMINATION......................................................3


3.  GROUP COMPENSATION........................................................4


4.  MODIFICATION OF RATES AND FACTORS.........................................4


5.  RESPONSIBILITIES OF THE COMPANY...........................................4


6.  RESPONSIBILITIES OF THE GROUP.............................................6


7.  UTILIZATION MANAGEMENT...................................................10


8.  SELECTION AND TERMINATION OF PARTICIPATING PHYSICIANS....................11


9.  COORDINATION OF BENEFITS AND SUBROGATION/RIGHT OF RECOVERY...............11


10. RIGHT TO AUDIT AND ACCESS INFORMATION....................................12


11. INDEPENDENT CONTRACTOR...................................................12


12. LIABILITY INSURANCE......................................................12


13. INDEMNIFICATION..........................................................13


14. NON-EXCLUSIVITY..........................................................13


15. PROPRIETARY INFORMATION; TRADEMARKS......................................13


16. GENERAL PROVISIONS.......................................................14


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                                   EXHIBITS



EXHIBIT I:        DESIGNATION OF PARTICIPATING PHYSICIANS....................17


EXHIBIT II:       GROUP COMPENSATION.........................................18


EXHIBIT III:      FEE SCHEDULE...............................................19


EXHIBIT IV:       UTILIZATION MANAGEMENT.....................................20


EXHIBIT V:        AMENDMENTS.................................................22



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                        ONE HEALTH PLAN OF FLORIDA, INC.
                     MEDICAL GROUP FEE FOR SERVICE AGREEMENT

      This is an Agreement between Complete Wellness Independent Physician Association,Inc., ("Group"), [507 South Paula Drive, Dunedin, Florida 34698], and One Health Plan of Florida, Inc. ("Company"), with its executive offices at 7650 Courtney Campbell Causeway, Suite 850, Tampa, FL 33607, entered into as of the _____ day of ________________, 19 _____ (the
"Effective Date").

      WHEREAS, Company will operate as a health maintenance organization under the Florida Insurance Code and the rules and regulations thereunder ("Act") to provide or arrange for health care services and perform administrative services for individuals and for group health benefit plans; and

      WHEREAS, Group means the above-referenced Group, which is a partnership, association, corporation or other legally constituted entity existing under the laws of the State of Florida organized to provide professional medical services (1) whose Group Physicians share equipment, facilities, records, administrative services and/or personnel in such a manner as is deemed acceptable to Company and (2) which can bind its Group Physicians to the terms of this Agreement; and

      WHEREAS, Company desires to contract with Group on behalf of Company and Group desires to contract with Company to provide licensed health care professionals to render medical and health care services to Members;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    DEFINITIONS.  For purposes of this Agreement:

            (a) "Affiliates" means any entity controlled by or which controls Company or Group. Control will mean the right to direct the management of the affairs of the other entity.

            (b) "Company Medical Director" means a licensed physician engaged by Company to supervise and direct the conduct of the Utilization Management program in the geographic area that includes Group's Service Area.

            (c) "Contracting Provider" means any medical group or medical organization, physician (also referred to herein as "Contracting Physician"), hospital (also referred to herein as "Contracting Hospital") and other health care providers, who have entered into a written agreement with Company to provide Covered Services to Members.

            (d) "Contract Year" means a period of twelve (12) months commencing on either the Effective Date of this Agreement or any subsequent anniversary of the Effective Date of this Agreement.

            (e) "Covered Services" means only such medical care, treatment and supplies that (1) are provided by licensed health care providers to Members, (2) are benefits under the


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

terms of such Member's Group Subscriber Contract and (3) are services mandated by the Act now or in the future.

            (f) "Emergency" means the sudden, unexpected onset of a medical condition manifesting itself by acute symptoms of sufficient severity, including severe pain, such that the absence of immediate medical attention could reasonably be expected to jeopardize the life or health of a patient, including a pregnant woman or fetus, cause serious injury to or impairment of bodily functions or cause serious dysfunction to any bodily organ or part. With respect to a pregnant woman, an emergency medical condition exists when there is inadequate time to effect safe transfer to another hospital prior to delivery, when a transfer may pose a threat to the health and safety of the patient or fetus, or when there is evidence of the onset and persistence of uterine contractions or rupture of the membranes. All determinations of whether or not an Emergency exists will be subject to retrospective review and approval or disapproval by Company Medical Director pursuant to the Utilization Management program.

            (g) "Group Medical Director" means a licensed physician appointed by Group to be responsible for managing and directing the Group Physicians rendering Covered Services to Members.

            (h) "Group Physician" means a physician who is a member of, or is employed by, or has contracted with Group and has agreed to provide Covered Services pursuant to this Agreement. Group Physician includes any physicians not contracting with or employed by Group who have agreed to temporarily cover Group Physician's practice.

            (i) "Group Subscriber Contract" means a contract issued by Company to a group health benefit plan sponsored or maintained by an employer, labor union, association or trust under which payment for health care services is provided.

            (j) "Member" means any individual covered under a Group Subscriber Contract or other contract issued by Company.

            (k) "Pre-Certification" means a determination in accordance with Company's Utilization Management program.

            (l) "Primary Care Physician" means a Group Physician, as designated by Group and approved by Company, who practices as an Internist, Pediatrician, Family Practitioner or General Practitioner and with whom a Member has established a physician-patient relationship pursuant to which that physician has responsibility for ongoing care of that Member in both health maintenance and therapy for illness or injury, for maintaining overall coordination and continuity of patient care and for initiating referrals for specialist care for that Member.

            (m)   "Service Area" means the geographic area within a thirty
(30) air mile radius of Group's primary admitting hospital located at ______________. In no event, however, will Service Area include any areas outside Company's approved service area.

            (n) "Utilization Management" means the program administered by Company with the specific goal of determining whether or not care or treatment meets the requirements of Section 6(p) hereof. The Utilization Management program is described in Section 7, and may

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include also without limitation (1) additional prospective review, (2)
concurrent review, (3) retrospective review and/or (4) case management.

      2. TERM AND TERMINATION. The initial term of this Agreement begins on the Effective Date of this Agreement and will continue in effect for a period of twelve (12) months. Thereafter, this Agreement will automatically be renewed for successive one (1) year terms until terminated as herein
provided.   This Agreement will terminate as specified within the initial term or thereafter upon the occurrence of any of the following events:

            (a) Automatically and without notice upon the cancellation of Group's general or professional liability insurance maintained in accordance with Sections 12(a) and 12(b); or upon Group's suspension by a State or the Federal Government from participation in the Medicare or Medicaid programs due to fraud or abuse.

            (b) Upon sixty (60) days prior written notice from Company to Group if any action is initiated against Group or any Group Physician of a kind specified in Sections 6(r) or 6(s) hereof and if no bona fide attempt by Group is made to rectify the action initiated against Group or any Group Physician, and the conditions giving rise to the action, during such sixty
(60) day period.

            (c) Upon sixty (60) days prior written notice from Company to Group if Group or any Group Physician changes affiliations, admitting privileges or specialty status in such a way as to substantially limit Group's range of services or access to Contracting Hospitals.

            (d) By either party, by written notice thereof to the other party and to the Department of Insurance, if the other party commits a material breach of any warranties, covenants or obligations, provided that the breaching party fails to cure that breach within sixty (60) days after the written notice of default is given by the terminating party.

            (e) Automatically and with sixty (60) days written notice to the Department of Insurance on such date as either party becomes insolvent, or is adjudicated as bankrupt, or its business comes into possession or control, even temporarily, of any trustee in bankruptcy, or a receiver is appointed for it or it makes a general assignment for the benefit of creditors. No interest in this Agreement will be deemed an asset or liability of either party, nor will any interest in this Agreement pass by operation of law without the consent of the other party.

            (f) By either party if at least sixty (60) days prior written notice is given that it rejects any modification of Section 3 Group Compensation and elects to terminate this Agreement, such termination to be effective at the end of the last day before such modified rates or factors would become effective.

            (g) Immediately upon written notice from Company if Group makes or has made any untrue statements of material fact or any intentional misrepresentation of any fact, whether or not material, in any claim for payment, in any application form or Quality Assessment Questionnaire or in any statement made by Group to Company.

            (h) Upon ninety (90) days prior written notice, given with or without cause by either party to the other and to the Department of Insurance. Company does not have to provide ninety (90) days prior written notice in cases where a Member's health is subject to imminent danger or the Group's ability to practice medicine is effectively impaired by an action by the Board of Medicine or by any other governmental agency.

            (i) If any action of a kind specified in Section 6(s) is initiated against a Group Physician, Company may, in lieu of or in addition to terminating Group as provided in Sections 2(a) and 2(b) above, terminate such Group Physician's authority to provide Covered Services under this Agreement effective immediately upon notice thereof.

            (j) Immediately upon written notice from Company if Group fails to make refunds as specified under Section 6(l)(ii) or if Group fails to make payments as specified in Section 6(q).

            (k) Nonpayment for goods or services rendered by Group to Company shall not be a valid reason for Group to avoid advance written notice of cancellation as set forth in this Section.

            (l) Following the effective date of termination of this Agreement, this Agreement will be of no further force or effect except that each party will remain liable for any obligations or liabilities arising from activities undertaken prior to the effective date of termination. Upon any such termination or withdrawal of a Group Physician, whether by termination of this Agreement or otherwise, the Company shall continue to be liable to pay in accordance with Section 3 hereof and the Fee Schedule in effect immediately prior to such termination for Covered Services rendered by that Group Physician under the terms and conditions of this Agreement to any Member who is under the care of that Group Physician at the time of such termination or withdrawal, and that Group Physician shall continue to provide such Covered Services until the current episode of care is completed, unless reasonably and medically appropriate arrangements for the assumption of such care by another provider are made. The Group shall be responsible for cooperating with the Company in order to make reasonable and medically appropriate arrangements for the assumption by other Group Physicians for the care of Members who are under the care of any terminated or withdrawn Group Physician.

            (m) Immediately upon the issuance of an order by the Department of Insurance.

      3. GROUP COMPENSATION. Company will compensate Group as described in Exhibit II. Where Company has contracted on behalf of a group benefit plan, that group benefit plan will be solely responsible for compensation payment under this paragraph.

      4. MODIFICATION OF RATES AND FACTORS. Company may propose changes to the rates or factors in Section 3 Group Compensation by giving written notice at least ninety (90) days prior to the end of any term of this Agreement. If the proposed rates are unsatisfactory to Group, the parties agree to meet and discuss in good faith the proposed changes. If no agreement can be reached, either party may elect to terminate this Agreement pursuant to Section 2(f). Otherwise, the proposed rates will become effective on the first (1st) day of the next term of this Agreement.

      5.    RESPONSIBILITIES OF THE COMPANY.

            (a) Regulatory Compliance. Company will comply with all requirements of the law and regulations of governmental agencies relating to the business of health maintenance organizations and any other business in which Company is engaged relating to this Agreement, and will obtain and maintain in effect all permits, licenses and governmental approvals necessary for that purpose.

            (b) Promotion. Company, its parent or its Affiliate will make available and promote Company's Group Subscriber Contracts, subject to the standards of lawfulness, reasonableness and protection of the health and interests of Members.

            (c) Enrollment Requirements. Company will provide in its Group Subscriber Contracts that (1) Members will be required to enroll to receive all Covered Services from or through one medical organization that is a Contracting Provider such as Group and (2) Members will be permitted to change their enrollment from one such medical organization to another, or from one Primary Care Physician to another, upon formal notice or contact with Company, and subject to the standards of lawfulness, reasonableness and protection of the health and interests of Members.

            (d) Claim Payment. Company will pay or arrange to pay for all Covered Services as described in Exhibit II.

            (e) Utilization Management. Company will conduct a Utilization Management program in accordance with the provisions of Section 7 hereof.

            (f) Member Access. Company will use its best efforts to contract with sufficient physicians and other health care providers to allow Members access to medical services to the extent required by applicable law and regulations of governmental agencies relating to the business of health maintenance organizations and any other business in which Company is engaged relating to this Agreement.

            (g) Enrollment Reports. Company will arrange to prepare and furnish to Group monthly enrollment reports of Members assigned to Group on or about the fifteenth (15th) day of each month. Company will exercise best efforts to provide quarterly utilization management reports.

            (h) Member Identification. Company will supply Members with a means of identifying themselves to Group and/or a Group Physician (e.g., an identification card) which indicates the Member's participation in a Group Subscriber Contract. Group and each Group Physician will make a good faith effort in using the Eligibility/Benefits Verification telephone number on the identification card to confirm that the individual presenting a Company identification card is in fact the Member whose name appears on Company identification card and is eligible for coverage.

      6.    RESPONSIBILITIES OF THE GROUP.

            (a) Enrollment. Group will accept enrollment of any and all Members who select Group. Group may request authorization from Company to decline to render care to any Member for reasons including, but not limited to, the Member's fraud, threatened violence, failure to follow medical instructions, disruption of provision of medical services to that Member or any other patient of Group or a Group Physician. No such authorization will be granted unless and until Group will have given the Member a reasonable opportunity, given all of the circumstances, to correct the situation that is the subject of such a request. Group will not request, demand or require the removal of any Member based on such Member's needs or utilization of services. Upon the receipt of authorization, Group must notify Member that he or she must select another physician not affiliated with the Group within thirty-one (31) days. Group is responsible for continuing to provide urgent or Emergency care until the earlier of thirty-one (31) days or the selection of another Group or Group Physician by the Member.

            (b)   Member Access.   Unless otherwise approved by Company
Medical Director, Group will by staffing, contracting or referral provide medically appropriate access in accordance with applicable laws and regulation in all parts of Group's Service Area to the services of Group Physicians who are board certified or eligible and practicing in the full range of medical specialties. As part of Company's credentialing process, the names, addresses, medical specialties and medical license numbers of all Group Physicians in addition to all tax identification numbers under which each such physician bills for medical services, and updates thereof, must be supplied to Company in written documentation or material. If a Member requires Covered Services that cannot be provided directly by Group Physicians, the Member's Primary Care Physician will refer the Member to a physician able to provide such services. These provisions will not be construed to obligate Group to indemnify or otherwise hold harmless any Member from the charges of any provider who is not a Group Physician if the Member obtains services from such provider without being first referred or otherwise directed thereto by Group or a Group Physician. In the event that Group plans to close enrollment to new Members, Group will provide Company with at least sixty (60) days prior written notice of such plans.

            (c) Quality of Care. Group will ensure that medical and health care services are rendered by Group Physicians in a manner which assures availability, adequacy and continuity of care to Members, both during the term and as required after termination hereof, and that all decisions pertaining to health care services to be rendered by Group Physicians to Members are based on such Members' medical needs and are made by or under the supervision of licensed physicians. Group will remain solely responsible for the quality of medical and health care services provided by Group Physicians and will ensure such services are rendered in accordance with professionally recognized standards. In the event that Group denies services to any Member or any Member experiences an adverse outcome, Group will notify Company within two (2) days of such an event.

            (d) Hours of Coverage. Group will ensure that Covered Services are available within the Service Area from Group Physicians or by referral to other physicians by keeping office hours of at least forty (40) hours per week. Group also will ensure that Members have access by phone to Group Physicians twenty-four (24) hours per day and seven (7) days per week. When a Group Physician is unavailable to a Member, Group will arrange for coverage from other Group Physicians.

            (e) Appointments. Group will ensure that Members are able to receive an elective appointment with a Primary Care Group Physician within seven (7) days of a Member Request and an elective appointment with a Specialty Care Group Physician within ten (10) days of referral. Group will provide or arrange for immediate attention to Emergency care needs and same day attention to urgent care needs.

            (f) Member Referral and Transfer. When referrals are appropriate, Group and each Group Physician will follow the procedures in the Physician Group Handbook and will exercise best efforts to refer Members to other Contracting Providers and to admit Members to Contracting Hospitals.
In the event a Member requires transfer to a Contracting Hospital, Group will cooperate with such transfer provided that such activity is consistent with good medical judgment and applicable law.

            (g) Referrals Among Groups. Group will accept non-Emergency or specialty referrals from other medical groups participating with Company and such other medical groups will be required to accept non-Emergency and specialty referrals from Group. Payment to Group will be at rates not to exceed those in the Fee Schedule shown in Exhibit III.

            (h) Hospital Privileges. Group will ensure that Group Physicians have admitting privileges at contracted hospitals which meet the requirements for the hospital services to which Members are entitled. Alternatively, Group will arrange for the provision of such services.

            (i) Group Medical Director. Group will appoint a licensed physician to serve as Group's Medical Director and to be responsible in such capacity for managing and directing Group Physicians' rendering of Covered Services to Members.

            (j) Prescription Drugs. Group Physicians will exercise best efforts to prescribe generic drugs and pharmaceutical products and to comply with Company's formulary.

            (k) Primary Care Physician Authorization. If any aspect of Covered Services requires any Primary Care Physician Authorization, documentation of that authorization will be promptly made available to Company.

            (l)   Collection from Members.

                  (i) Except as described in Section 9 herein, neither Group nor any Group Physician nor any representative of Group will seek or require any Member to tender a deposit or similar payment during the Member's course of treatment with respect to Covered Services rendered pursuant to this Agreement, other than any applicable deductibles, coinsurance or copayments specified in the applicable Group Subscriber Contract. Except for copayments and non-covered services, Group will not bill Member prior to receipt of Company's Explanation of Benefits. Group and/or Group Physician will fully advise Members of their financial responsibility prior to rendering any services that are not covered.


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                  (ii)  Notwithstanding anything in this Agreement to the
contrary, in no event, including, but not limited to, nonpayment by Company, the insolvency of Company or breach of this Agreement, will any Member be liable for any amount owing to Group or any Group Physician by Company, and Group and any Group Physician or any representative of Group will not bill, charge, collect a deposit or other sum, or seek compensation, remuneration or reimbursement from, or maintain any action or have any recourse against or make any surcharge upon a Member or any person acting on a Member's behalf. Whenever any such charge has occurred, Group will refund such charge to the Member within fifteen (15) days of discovering or receiving notification of the charge. If Company receives notice of any such charge, Company may take appropriate action to remedy the situation, including, without limitation, offsetting any such charge against amounts due to Group or Group Physician and/or immediate termination pursuant to this Agreement. The obligations set forth in this paragraph will survive the termination of this Agreement regardless of the cause giving rise to the termination and will be construed for the benefit of the Members.

            (m) Sub-Contracting. In the event that Group makes arrangements with other health professionals to fulfill Group's obligations under this Agreement, Group will obtain written contracts with such health professionals, which will include a provision substantially similar to that contained in Section 6(l) herein, and in which they agree to abide by all the obligations of Group under this Agreement. If Group capitates any providers or uses any method of reimbursement which may act as an incentive to withhold services, Company will be notified by Group. Group's contracts, including the method of compensation, with other providers will be subject to Company's review and approval. Group shall promptly provide a copy of each such contract, or a copy of Group's standard form contract and amendments thereto, if any, used for such purpose.

            (n) Equitable Treatment. Neither Group nor any Group Physician will differentiate or discriminate against Members, and each will render health services to all such patients in the same manner, in accordance with the same standards and with the same time availability as offered Group's and each Group Physician's other patients. In the event that access to Group's Primary Care Physician panel becomes limited or specific Primary Care Physicians close their practices, such limitations and practice closures will be applicable to Members covered under Group Subscriber Contracts represented under this Agreement only to the extent applicable to individuals covered under plans sponsored by other payers. In such circumstance, Company must be promptly notified of primary care practice limitations and closures.

            (o) Utilization Management Systems. Group will demonstrate promptly and to the reasonable satisfaction of Company that it has established and implemented effective, documented systems to direct and monitor Group's and its Group Physician's compliance with the Primary Care Physician Authorization requirements and with all other aspects of the Utilization Management program. Group will also demonstrate that it has established, implemented and documented effective peer review and quality assurance protocols to assure compliance with utilization and quality of care standards consistent with professionally recognized standards of care, local practice patterns and Company's Quality Assurance Plan. Group will continue to conduct such systems through the initial term and any renewal term of this Agreement.


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

            (p) Compliance. Group will cooperate and comply fully with the Utilization Management program, Quality Assurance Plan and policies and procedures in the Physician Group Handbook, including updates thereof. Any failure to do so will be deemed a material breach of this Agreement. Group must comply with Company's pre-authorization and Pre-Certification procedures. For services which require pre-authorization by a Member's Primary Care Physician or by Company, Group must ensure that such authorization is obtained prior to rendering services. For services requiring Pre-Certification, Group must obtain such Pre-Certification from the Company. Company will determine whether to certify the services based on whether the services meet all the following criteria:

                  (i) They are appropriate given the symptoms and patient history, and are consistent with the diagnosis, if any, of the Member. "Appropriate" means that the type, level and duration of services, and setting are necessary to provide safe and adequate care and treatment;

                  (ii) They are rendered in accordance with generally accepted medical practice and professionally recognized standards;

                  (iii) They are not generally regarded as experimental or unproven by recognized medical professionals or appropriate governmental agencies, such as, but not limited to, the United States Department of Health and Human Services, Office of Pre-Paid Health Planning, the Food and Drug Administration and the Public Health Service Office of Health Technology Assessment; and

                  (iv) They are permitted by the licensing statutes which apply to the provider who renders that service.

            (q) Physician Payments. Group will make timely payments to its Group Physicians and its contracted physicians pursuant to agreements between Group and its Group Physicians and its contracted physicians on such payments. In the event Group does not make timely payments, Company may make payments and, at its sole option, either deduct such amount from other amounts due Group from Company or demand immediate payment. Company will notify Group ten (10) business days prior to making any such payments, and Group shall have the right to make such payments prior to payment by the Company.

            (r) Notice of Impairment of Group. As soon as it receives notice thereof, Group will send written notice to Company of any action undertaken with respect to Group or any Group Physician, which action could materially impair the ability of Group to carry out the duties and obligations of this Agreement, including, but not limited to, actions related to: (1) cancellation of Group's general and professional liability insurance maintained in accordance with Section 12; (2) Group's suspension from participation in any Medicare or Medicaid program due to fraud or abuse; or
(3) upon the indictment, arrest or conviction of any Group Physician for (i) any felony or (ii) any criminal charge relating to the practice of medicine.

            (s) Notice of Impairment of Group Physician. As soon as it receives notice thereof, Group will send written notice to the Company of any action undertaken with respect to any Group Physician related to any such physician's ability to provide care to Members, including, but not limited to: (1) the termination, probation or suspension of any license of a

Group Physician relating to the practice of medicine; (2) any termination or limitation in staff privileges; (3) any disciplinary action taken by a hospital;
(4) the suspension of a Group Physician's indictment, arrest or conviction for
(i) any felony or (ii) any criminal charge relating to the practice of medicine.

            (t) Grievances. Group agrees to cooperate in resolving all grievances relating to the provision of medical services to Members in accordance with the grievance procedures established by Company. Group agrees to participate in and provide assistance and information as may be necessary or helpful to Company. In the event Group receives any complaint regarding Company or a Group Physician, Group agrees to notify Company within five (5) days concerning all details of such complaint. However, Group must notify Company of an urgent grievance immediately and in no case later than twenty-four (24) hours after receipt of complaint. Conversely, if Company directly receives a complaint regarding Group, Company will promptly notify Group of such complaint.

            (u) Regulatory Compliance. Group and each Group Physician will comply with all requirements of the law relating to the furnishing of medical and health care services to the public, and now has and will obtain and maintain in effect all permits, licenses, registrations and governmental or board approvals which may from time to time be necessary for that purpose.

            (v) Orientation. On request, Group will provide orientation time to Company and assist in coordination of in-service training for Group's staff and Group Physicians.

            (w) Company Display. If requested by Company, Group will display the emblem, logo or similar representation of Company at each of its facilities.

            (x) Transfer of Member. Upon the effective date of termination of this Agreement or upon the transfer of a Member to another Group, at the request of Company, Group will, at its own expense, copy all medical files of Member and forward such files to the succeeding provider of Covered Services.

            (y) Application and Credentialing Forms. Group and each Group Physician will complete Company Application and Credentialing Forms within ten (10) days of Agreement's execution by Group. Group and each Group Physician will notify Company within ten (10) days of any changes.

            (z) Continuation of Care. Group and Group Physicians agree to provide continued care for sixty (60) days after the termination date of the Agreement if the Member has a life threatening, disabling or degenerative condition or if the Member is in the third trimester of pregnancy. If the Member is in the third trimester of pregnancy, the care must be continued until after postpartum care. The Covered Services must be provided and paid for in accordance with the terms and conditions of the terminated Agreement.

      7. UTILIZATION MANAGEMENT. All Covered Services furnished to Members will be subject to Utilization Management in accordance with the procedures and guidelines attached as Exhibit IV. Such procedures and guidelines, including Exhibit IV, may be modified by Company from time to time upon thirty (30) days written notice.



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

      8.    SELECTION AND TERMINATION OF PARTICIPATING PHYSICIANS.

            (a) Initial Physician Designation. After consultation with Company, Group will designate those physicians who are members of or are employed by Group and are authorized to act as Group Physicians and Primary Care Physicians hereunder. Such designation, if not already made, will be made in writing and attached to this Agreement as Exhibit I.

            (b) Physician Selection and Termination. After consultation with Group, the Company may make additional selections or terminate any Group Physician from participation in Company's provider network within the initial term or thereafter, upon ninety (90) days written notice or, in the case of termination of this Agreement, at such earlier time as may be permitted under
Section 2 hereof.

            (c)   Notification.  Group will notify Company at least sixty
(60) days in advance of the effective date of any withdrawal or termination of a Group Physician. Group will notify Company of the addition of a new Group Physician within ten (10) days after such addition.

            (d) Transfer of Care. Upon the termination or withdrawal of a Group Physician, Group agrees to arrange for the transfer of all care and treatment of any affected Members including, but not limited to, identifying Members undergoing acute care and/or treatment and assuming responsibility for the transfer of care to another appropriate Group Physician.

      9.    COORDINATION OF BENEFITS AND SUBROGATION/RIGHT OF RECOVERY.

            (a) Cooperation. Group will cooperate with Company to identify any and all parties, other than Company, which may be responsible for payment of or reimbursement for Covered Services, and for the purpose of coordinating benefits with other payors.

            (b) Coordination of Benefits. When a party other than Company is identified as having primary responsibility for payment of or reimbursement for Covered Services under the Coordination of Benefits provision of a Member's Evidence of Coverage, Group will bill and make all reasonable efforts to collect from such party for the value of Covered Services.

            (c) Subrogation/Right of Recovery. When a party other than Company is identified as a party with respect to whom the Subrogation/Right of Recovery provision of a Member's Evidence of Coverage applies, Company will be responsible for using its best efforts to obtain any and all recoveries allowable under such provision. After application of such recoveries to reimburse Company for any and all amounts paid or payable by Company with respect to the injury or illness giving rise to the recovery, Company will pay the remaining amount, if any, to Group to compensate Group for the value of services rendered by Group with respect to the injury or illness giving rise to the recovery. Such payment to Group will be valued in accordance with Exhibit III.

      10.   RIGHT TO AUDIT AND ACCESS INFORMATION.

            (a) Member Records. Group and each Group Physician will prepare and maintain appropriate financial and medical records on Members. Such records will be maintained in accordance with generally accepted medical, accounting and bookkeeping practices and will be maintained as may be necessary for compliance with the provisions of the Act.

            (b) Inspection. Subject to any applicable legal restrictions, Group and each Group Physician agrees to allow inspection and duplication by Company, by the Florida Department of Insurance and by any other properly identified governmental regulatory authority of all billing and other financial records and all medical records maintained on Members under this Agreement. Company will have access at all reasonable times upon demand to the books, records and papers of Group and each Group Physician relating to the health care services provided to Members, to the cost thereof, to payments received by Group and each Group Physician from Members (or from others on their behalf). Company will protect the confidentiality of such records in accordance with applicable legal standards. Such inspection and duplication will occur during regular working hours upon receipt of seventy-two (72) hours prior written notice from Company. Company will reimburse Group and Group Physicians for all reasonable copying costs incurred by Group as a result of said record inspection and duplication. Group will notify Company of any adverse report that results from an inspection by a governmental regulatory authority.

            (c) Financial Statements. Group will provide Company copies of its quarterly financial statements inclusive of Group's balance sheet and statements of income and cash flows within forty-five (45) days of the end of each fiscal quarter. In addition, Group will provide Company copies of its audited annual financial statements within ninety (90) days of the end of Group's fiscal year. All financial statements will be prepared in accordance with generally accepted accounting principles and will be certified by Group's chief financial officer as accurately reflecting the financial condition of Group for the period.

            (d) Record Retention. All records required to be maintained by Group and each Group Physician under this Agreement will be retained by Group and each Group Physician for at least three (3) years. The obligation under Sections 10(b) and 10(d) will not terminate upon the termination of this Agreement, whether by rescission or otherwise.

       11. INDEPENDENT CONTRACTOR. It is understood that each Group Physician will maintain a physician-patient relationship with Members and will be responsible to the Members for medical care and treatment. Group is an independent contractor relative to Company. Nothing in this Agreement will be construed as, or be deemed to create, a relationship of employer and employee, or principal and agent or any relationship other than that of independent parties contracting with each other solely for the purpose of carrying out the provisions of this Agreement.

      12.   LIABILITY INSURANCE.

            (a) General Liability Coverage. In order to protect the other party, each party, at its sole cost and expense, will procure and maintain a policy of general liability insurance or maintain adequate resources to insure itself and its respective officers, agents and employees against any liability, claims or damages arising by reason of personal injuries or death occasioned directly or indirectly by such party or its officers, agents or employees in connection with the performance or nonperformance of such party's responsibilities under this Agreement.

            (b) Professional Liability Coverage. Group or each of the Group Physicians individually will maintain professional liability insurance, with limits of at least one million dollars ($1,000,000) per occurrence and at least three million dollars ($3,000,000) in the aggregate covering Group and each of the Group Physicians. If Group or Group Physician is classified as Class 1 by the insurance company providing said professional liability insurance, the limits for Group or such Group Physician are at least five hundred thousand dollars ($500,000) per person per occurrence with at least one million dollars ($1,000,000) in the aggregate. Class 1 is hereby defined as those nonsurgical specialties which said insurance company has determined to be in the lowest liability risk category.

            (c) Third Party Liability. Nothing in this Agreement will be construed to make Company, Group, Group Physicians, or their respective agents or representatives, liable to persons not parties hereto. Nor will anything herein be construed as, or be deemed to create, any rights or remedies in any third party, including, but not limited to, any Members or hospital.

            (d) Company Professional Liability Coverage. Company maintains professional liability insurance covering the utilization management function with current limits of ten million dollars ($10,000,000) per occurrence and ten million dollars ($10,000,000) in the aggregate.

      13.   INDEMNIFICATION.    Each party will indemnify the other and hold
the other harmless from and against any and all losses and liabilities (including reasonable attorneys' fees and related legal expenses) arising from any third party claim, action, cause of action, contest or dispute to the extent the losses or liabilities are the result of the indemnifying party's negligent or intentional act or omission. Group and Group Physicians agree to indemnify and hold harmless Company against any and all judgments, cross judgments, fines, and penalties levied against the Company due to Group or Group Physician's failure to comply with all applicable legal, regulatory, licensure and registration requirements.

      14.   NON-EXCLUSIVITY.     Nothing herein will be construed to restrict
the rights of Group and Group Physicians or Company to participate in other comparable provider plans, such as, but not limited to, preferred provider plans, health maintenance organizations or other managed care systems. Nothing herein will be construed to restrict the rights of Company to enter into contracts or arrangements for services with any other health care provider serving any geographic area.

      15.   PROPRIETARY INFORMATION; TRADEMARKS.

            (a) Company's Proprietary Information. All information and materials provided by Company to Group remain proprietary to Company, including, but not limited to, subscriber lists, contracts, fee schedules, the "Physician Group Handbook" and any other operations manuals. Neither Group nor the Group Physicians will disclose any of such information or materials or use them except as may be required to carry out their respective obligations hereunder.

            (b) Trademarks. Neither Group nor Company will use each other's trademarks, name or symbols without express written permission; provided however, that Group agrees that Company may use the Group Physician's name, office address, telephone number, specialty and factual description of practice in directories and other promotional materials.

            (c) Group's Proprietary Information. All information and materials provided by Group to Company will remain proprietary to Group, including, but not limited to, contracts, fee schedules, utilization management procedures and administrative procedures. Company will not disclose any such information or materials or use them except as may be required to carry out its respective obligations hereunder.

            (d) Non-Solicitation. Group will not directly or indirectly solicit Company's Group Subscribers or Members during the term of this Agreement and for a period of twelve (12) months after the termination of this Agreement. Solicitation will mean any act or practice designed to encourage Company's Group Subscribers or Members to terminate their coverage with Company.

            (e) Survival. The obligations of this Section 15 shall survive the termination of this Agreement.

      16.   GENERAL PROVISIONS.

            (a) Scope of Agreement; Governing Law; Severability; Amendment; Waiver. This Agreement, together with all Exhibits attached hereto, constitutes the entire Agreement between Company and Group. It will be construed and governed in accordance with the Act. Any provision required to be in this Agreement by the Act will bind Company and Group whether or not provided in this Agreement. Any provision herein inconsistent therewith will be of no effect and will be severable without affecting the validity or enforceability of the remaining provisions of this Agreement. Except as otherwise specified herein, this Agreement may not be modified or amended except by mutual consent in writing by the duly authorized representatives of Company and Group. Waiver of breach of any provision of this Agreement will not be deemed a waiver of any other breach of the same or a different provision.

            (b) Assignment and Subcontracting. No assignment, subcontracting or delegation of the rights, duties or obligations of this Agreement will be made by either party (except for Group's delegation to Group Physicians of responsibility for providing Covered Services and except as otherwise specifically provided herein) without the express written approval of a duly authorized representative of the other party; provided, however, that Company may assign any or all of its rights and obligations hereunder to an Affiliate.

            (c) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, will be settled by arbitration in accordance with the Rules of the American Arbitration
Association (Commercial Rules), and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. Notwithstanding anything to the contrary in this Agreement, the initiation of any and all arbitration proceedings initiated pursuant to this Agreement will be approved by Group's risk carrier(s) prior to the initiation of said proceedings. If not so approved, within thirty (30) days of the demand or request for arbitration, this provision will be of no force and effect and either party may file an action in a court of competent jurisdiction to resolve the dispute.

            (d) Amendments. This Agreement is subject to the amendments as found in Exhibit V. The parties agree to comply with any and all provisions in Exhibit V, and further agree that, in the event of any conflict between the provisions in Exhibit V and any provisions elsewhere in this Agreement, the provisions in Exhibit V will take precedence. No amendment or modification will be effective unless made in writing and signed by both parties. All amendments required by the Florida Department of Insurance will be deemed effective upon receipt by the Group from the Company and incorporated into and made part of this Agreement without either party's execution.

            (e) Conditions Precedent to the Implementation of this Agreement. This Agreement is contingent upon Company receiving licensure from the Florida Department of Insurance and the Florida Agency for Health Care Administration to operate as a health maintenance organization and conditioned upon provider's availability in the approved service area.

            (f) Notices. Any notice required to be given pursuant to the terms and provisions of this Agreement will be in writing, postage prepaid, and will be sent by certified mail, return receipt requested, to Group at the following address:



and directly to Company at the following address:

            ONE HEALTH PLAN OF FLORIDA, INC.
            7650 Courtney Campbell Causeway
            Suite 850
            Tampa, FL  33607
            Attn.:  Manager, Provider Relations

or at such other address as the parties may designate by written notice. Any such notice will be effective upon receipt at such address.

      IN WITNESS WHEREOF, Company and Group have executed this Agreement through their duly authorized representative as of the date last entered below.

      COMPANY:    ONE HEALTH PLAN OF FLORIDA, INC.

                  By:       /s/ SUSAN GRIFFIN
                        ----------------------------

                  Print Name: Susan Griffin
                             -----------------------

                  Title:      Vice President
                        ----------------------------

                  Date:   1/22/98
                        ----------------------------


      GROUP:

                  By:        /s/ JASON M POTCHER
                        ----------------------------

                  Print Name:    Jason M Potcher
                             -----------------------

                  Title:   President & CEO
                        ----------------------------

                  Date:    1/22/98
                        ----------------------------



SIGNATURE PAGE FOR ONE HEALTH PLAN OF FLORIDA, INC. HMO MEDICAL GROUP FEE FOR SERVICE AGREEMENT

                                  EXHIBIT I

            DESIGNATION OF PARTICIPATING PHYSICIANS AND LOCATIONS

                                  EXHIBIT II

                              GROUP COMPENSATION

      Company will pay Group within thirty (30) days of receipt of a properly submitted clean claim as full compensation for any Covered Services provided to Members, the lesser of Group's usual charge for the Covered Service and the fee for the Covered Service as shown in Exhibit III, minus any applicable deductibles, copayment or coinsurance specified in the Member's Group Subscriber Contract. Group may bill Member for such deductibles, copayments or coinsurance but may not bill Member for any additional charges unless provided for in the Member's Group Subscriber Contract. Any claim submitted after sixty (60) days from the date of service shall be denied, and Group shall not bill Members for such services.

                                  EXHIBIT III

                                 FEE SCHEDULE

      A sample reimbursement schedule is attached and subject to amendment. In no event will Company pay more than the lesser of the Fee Schedule established by One Health Plan of Florida, Inc. or Contracting Provider's usual billed charges.

                                  EXHIBIT IV

                     GROUP UTILIZATION MANAGEMENT EXHIBIT


A.    Purpose

The Utilization Management program is administered by Company to insure the efficient and effective use of health care resources, avoid inappropriate care, and promote cost effective approaches to delivery of health care services. The program includes the following:

      1. monitoring of the appropriateness and efficiency of services performed.

      2. monitoring of patterns and trends of utilization of providers, facilities and other elements of care.

      3. identification of patterns and trends of under and over utilization of care.

B.    Program Content

      1.    Primary Care Physician Authorization

            (a) Authorization. Except in the event of an Emergency, each Group Physician will obtain the authorization from a Member's Primary Care Physician prior to rendering, or referring any Member for, any Covered Services. All continuing Covered Services provided after the acute phase of an Emergency has ended will require Primary Care Physician authorization in advance as described above.

            (b) Non-Contracting Providers. Except in the event of an Emergency, a Primary Care Physician will not without the express prior authorization of the Company, grant any such authorization for any Covered Services to be rendered by providers who are not Contracting Providers.

      2.    Pre-Certification

            The Pre-Certification program consists of a review of proposed treatment involving inpatient or day admissions for surgical, medical, obstetric, pediatric, psychiatric and substance abuse cases, outside of a physician's office and as described in the Physician Group Handbook. Pre-Certification is required in advance as described in the Physician Group Handbook for all elective hospital admissions, surgical or invasive procedures, and high cost non-invasive services such as MRI, CT and other diagnostic services (excluding Emergencies). All elective admissions require Pre-Certification. For urgent or Emergency admissions, notification of Company is required as described in the Physician Group Handbook or as soon as is practicable.

      3.    Prescription of Drugs

      The following medications require Pre-Certification before being filled by a pharmacist:

                        Betaseron
                        Ceredase
                        Epogen/Procrit (Erythropoietin)
                        Humatrope/Protropin (Growth Hormone)
                        Leukine/Prokine (Sargramostion)
                        Metrodin/Profasi/Pergonal (Injectable Infertility)
                        Roferon/Intron (Interferon)

C.    The Process

       1. The Pre-Certification Process is initiated by the admitting or Primary Care Physician or a representative of his/her office who calls the toll-free number listed on the Member's identification card.

       2. Company Utilization Management Nurse Reviewers perform the Pre-Certification review, aided by a series of clinical protocols. The Nurses are supported by the Company Medical Director.

       3. If the attending or Primary Care Physician agrees on the necessity, location and duration decisions, the case is certified, and entered into the system for Concurrent Review.

       4. On, or before the Pre-Certified discharge date, the attending or Primary Care Physician will contact the Company Utilization Nurse Reviewer by phone to arrange for a length of stay extension if it is needed.

D.    Appeals Process:

       1.   If the proposed treatment is not deemed to meet the requirements of
       Section 6(p) hereof and the attending or Primary Care Physician does not agree with the determination, the attending or Primary Care Physician may appeal to the Group Medical Director.

       2. If the Group Medical Director and attending or Primary Care Physician still cannot reach an agreement with the Company determination, the case is referred for final review to the Company Medical Director. If the final review agrees with the proposed treatment, such treatment will be certified.

       3. If the treatment provided by the Group is not certified but is of such a nature as to require Pre-Certification; and if the Primary Care Physician or attending physician fails to comply with the Utilization Management Process by (1) failing to contact the Company Pre-Certification Service for pre-treatment review or length of stay extension, or (2) failing to exhaust the entire physician appeals process, then compensation payable by Company to Group shall be reduced by 50%, up to a maximum of one thousand dollars ($1,000.00) for each episode of non-compliance. For the purpose of this paragraph, "compensation payable" shall mean the amount as shown in Exhibit III, as applicable, payable to Group for the month in which the non-compliance is identified to Group by Company.

                                  EXHIBIT V

                                  AMENDMENTS

      The terms and conditions specified in the One Health Plan of Florida, Inc. Medical Group Fee for Service Agreement with Group are further subject to the amendments put forth herein as Exhibit V.


The terms and conditions specified in the One Health Plan of Florida, Inc. Medical Group Fee for Service Agreement with Group are further subject to the amendments put forth herein as Exhibit V.

PREAMBLE, change second Whereas to: replace "provide" with "arrange for the provision of"

PREAMBLE, change third Whereas to: replace "provide" with "arrange for the provision of"

SECTION 1(a), "Affiliates" add "right or authority, granted by a Board of Directors,"

SECTION 1(c), "Contracting Provider" add " Company or Group" to provide Covered Services to members.

SECTION 1(f), " Emergency" add to last sentence "pursuant to Section 7 of this Agreement."

SECTION 1(k), "Pre-Certification" add to end of statement: "pursuant to Section 7 of this Agreement.

SECTION 1(m), "Service Area" replace first sentence with "means the following geographic area : Pineallas, Hillsborough, Polk, Osceola, Orange, Seminole, and West Pasco Counties."

SECTION 1(n), "Utilization Management" add to first sentence "Company, or Group if delegated,"

SECTION 2, "Terms and Termination" replace "until" to "unless"

SECTION 2 (c), add to end of statement: "Group will have thirty (30) day period in which to cure any network deficiency that has been deemed to substantially limit Group's scope of Covered Services or access to Contracted Hospitals."

SECTION 2 (h), add to end of last sentence "except in the case of failure to pay by Company to Group, in which case Group may terminate the Agreement given thirty (30) day cure period."

SECTION 2 (l), replace "continue to provide such Covered Services until the current episode of care is completed" to "be obligated to provide Covered Services for a period of up to thirty (30) days, or until reasonable and medically appropriate arrangements for the assumption of such care by another provider are made. During this period, Company will reimburse Group 100.0% of the relative value reimbursement for any continued episodic Covered Services."

SECTION 5 (d), "Claim Payment" add to first sentence "Company, or Group if delegated,"

SECTION 5 (e), " Utilization Management" add to first sentence "Company, or Group if delegated,"

SECTION 5 (g), "Enrollment Reports" replace "on or about" to "by the 15th " also add; "if applicable" to the end of second sentence.

SECTION 6 (b), "Member Access" add to second sentence "As part of Company's credentialing process, or Group's credentialing process if delegated, the names, addressed, medical specialties, and medical license numbers of all Group Physicians in addition to all tax identification numbers under which each such physician bills for medical services, and updates thereof, must by supplied to Company in written or electronic documentation or material."

SECTION 6 (c), "Quality of Care" add to second sentence " Group Physicians" also add to third sentence "the Payment of Covered Services"

SECTION 6 (d), "Hours of coverage" add to end of first sentence "with physician extender."

SECTION 6 (e), "Appointments" last sentence delete "provide or"

SECTION 6 (l) (II), "Collection from Members" add to the end of first sentence "other than any applicable deductibles, coinsurance or copayments specified in the applicable Group Subscriber Contract." also delete the end of third sentence "and/or immediate termination pursuant to this Agreement."

SECTION 6 (p), "Compliance" The paragraph will be replaced with: "Group will cooperate and comply fully with the Utilization Management and Quality Assurance plan pursuant to section 7, and policies and procedures in the Physician Group handbook including updates thereof. Any failure to do so will be deemed a material breech of this Agreement. Group must comply with Company's pre-authorization and Pre-Certification procedures pursuant to section 7. For services which require pre-authorization by a Members Primary Care Physician, Company or Group if delegated, shall cause Group providers to obtain authorization prior to rendering services. For services requiring Pre-Certification, Group must obtain Pre-Certification from the Company. Company, or Group if delegated, will determine whether to certify the services based on weather the services meet all the following criteria:"

SECTION 6 (q), "Physician Payments" add to end of first sentence "for clean claims" add to second sentence "timely payments for clean claims" delete in second sentence " at its sole option" add to end of second sentence "from Group."

SECTION 6 (r), "Notice of Impairment of Group" delete "as soon as it receives" add "Within one (1) business day of the receipt of"

SECTION 6 (s), "Notice of Impairment of Group Physician" delete " As soon as it receives" add "Within one (1) business day of the receipt of"

SECTION 6 (v), "Orientation" add "on request by Company "

SECTION 6 (w), "Company Display" add "Group shall cause Group Providers to" delete "will"

SECTION 6 (y), "Application and Credentialing Forms" replace paragraph with "Group shall cause each Group Physician to complete Company, or Group if delegated, application and credentialing forms in a timely fashion by Group. Group and each Group Physician will notify Company at least two (2) times per month of any changes."

SECTION 6 (z), "Continuation of Care" first sentence delete "and" add "shall cause Group Physicians to agree"

SECTION 8 (a), "Initial Physician Designation" delete "or are employed by"

SECTION 10 (a), "Member Records" change to "Group shall cause each group Physician to prepare and maintain appropriate financial and medical records on Members."

SECTION 10 (c), "Financial Statements" change to "Group will provide Company with proof of solvency within forty-five (45) days of the end of each fiscal quarter. In addition, Group will provide Company copies of its audited annual financial statements within thirty days from such date that said statements have been prepared, not to exceed May 15th of the calendar year in question. All financial statements will be prepared, in accordance with generally accepted accounting principles and will be certified by Group's chief financial officer as accurately reflecting the financial condition of group for the period."

SECTION 12 (b), "Professional Liability Coverage " change to "with limits of at least two hundred and fifty thousand dollars (250,000) per occurrence and at least seven hundred and fifty thousand (750,000) in aggregate covering Group and each of the Group Physician. If Group or Group Physician is classified as Class 1 by the insurance company providing said professional liability insurance, the limits for Group or such Group Physician are at least one hundred thousand dollars (100,000) per person per occurrence with at least three hundred thousand dollars (300,000) in the aggregate. Class 1 is hereby defined as those non-surgical specialties which said insurance company has determined to be in the lowest liability risk category.

SECTION 16 (b), "Assignment and Subcontracting" add to last sentence "that Company or Group"

SECTION 16 (c), "Arbitration" delete "may be entered in any court having jurisdiction thereof" add "shall be handled whenever practical in the City of Tampa, Hillsborough County, Florida."

GROUP COMPENSATION (a), last sentence change "sixty (60) days" to "seventy five
(75) days"

GROUP COMPENSATION (c), At such time that Group meets the network adequacy requirements Company and Group will open discussions to convert the Group compensation as specified in Exhibit II(a) from a fee-for-service arrangement to a capitated arrangement for those Covered Services not covered in the Shared Risk Pool and Pharmacy Pool, "Capitated Services". Capitated Services may included, but not limited to, the following Covered Services:

1.  Primary care Physician Office Visits;
2.  Specialist Physician Office Visits;
3.  Institutional Physician Services - Professional Only;
4.  Outpatient Surgery - Professional Only;
5.  Chiropractic Services;
6.  Podiatric Services;
7.  Anesthesia;
8.  Radiology - Professional/Outpatient;
9.  Laboratory - Outpatient;
10. Immunizations;
11. Diagnostic services;
12. PT/ST/OT - Professional/Outpatient; and
13. Family Planning - Professional Only.

Company and Group agree to convert the Group compensatory arrangements as specified above within thirty (30) days from such date that Group meets the network adequacy requirements.



ONE HEALTH PLAN OF                      COMPLETE WELLNESS INDEPENDENT
FLORIDA, INC.                           PHYSICIAN ASSOCIATION OF FLORIDA, INC.

BY:  /s/ Susan Griffin                  BY:   /s/ Jason M. Potcher
   ------------------------                ------------------------

NAME:   SUSAN GRIFFIN                   NAME:   JASON M. POTCHER
     ----------------------                  ----------------------

TITLE:  VICE PRESIDENT                  TITLE:  PRESIDENT & CEO
      ---------------------                   ---------------------

DATE:   1/22/98                         DATE:   1/22/98
     ----------------------                  ----------------------